AGENCY AND DEVELOPMENT AGREEMENT

         THIS AGENCY AND DEVELOPMENT AGREEMENT is dated November 20, 1997 between MOVIEPLEX REALTY LEASING, L.L.C., a New Jersey limited liability company having an address at 2 World Trade Center, Suite 2112, New York, New York 10048 (the "Owner") and CARMIKE CINEMAS, INC., a Delaware corporation having an address at 1301 First Avenue, Columbus, Georgia 31901-2105 (the "Company").

                                    RECITALS

                  A. Concurrently herewith, the Owner and the Company are entering into a Master Lease dated the date hereof (the "Lease") in connection with the leasing of the Leased Property by the Owner to the Company, all as more fully set forth therein.

                  B. In order to provide for the selection and acquisition of the Individual Properties and the development and construction of the Applicable Projects thereon, the Owner and Company have agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease. In addition, the following terms shall have the meanings set forth below:

                  "Applicable Acquisition Agreement" means, with respect to each Individual Property, the agreement between the Owner, as purchaser or ground lessee, as the case may be, and the seller of such Individual Property, as seller or ground lessor, as the case may be, pursuant to which the Owner has agreed or will agree to purchase or ground lease such Individual Property.

                  "Applicable Approvals" means, with respect to each Individual Property, all permits, approvals and authorizations, including without limitation site plan approval or similar land development approvals, which are required to be obtained under Legal Requirements or by Governmental Authorities in connection with the acquisition or ground lease of such Individual Property, the construction of the Improvements and the Off-Site Improvements and the other activities constituting part of the Applicable Project.

                  "Applicable Assignment Agreement" means, with respect to each Individual Property, the assignment agreement executed by the Company in favor of the Owner, assigning to the Owner all of the Company's right, title and interest in and to any Project Documents executed by the Company with respect to such Individual Property or the Applicable Project.

                  "Applicable Completion Date" means, with respect to each Individual Property, the date as of which the Improvements thereon are substantially completed, as such date shall be evidenced by a certificate of occupancy (or its equivalent) issued by the applicable Governmental Authority and certified by the Company to the Owner and the Agent pursuant to subsection 7(e)(vi) hereof.

                  "Applicable Construction Agreement" means, with respect to each Individual Property, the agreement or agreements between the Owner and any Contractor(s) with respect to the construction of the Improvements on or at such Individual Property.
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                  "Applicable Plans and  Specifications"  means, with respect to each Individual Property, the architectural and engineering drawings and specifications describing the construction of the Improvements thereon which have been prepared for and accepted by the Company and which are approved by the Owner and the Agent prior to the commencement of any construction with respect to the Applicable Project.

                  "Applicable Project" means, with respect to each Individual Property, the acquisition or lease, construction, renovation or installation of such Individual Property, the Improvements thereon and the Off-Site Improvements relating thereto, including any expansion of, or additional equipment installed in, any Individual Property, which is funded in whole or in part by the proceeds of the issuance of the Bonds, for use by the Company pursuant to the Lease or any Supplemental Lease.

                  "Applicable State" means, with respect to each Individual Property, the state or commonwealth within which such Individual Property, or any portion thereof, is located.

                  "Construction Disbursement" means, with respect to each Individual Property, a disbursement by the Trustee from the Project Fund for the Costs of constructing, renovating or installing the Applicable Project, including without limitation the Improvements or Off-Site Improvements at or with respect to such Individual Property.

                  "Contractor" means, with respect to each Applicable Project, any contractor selected by the Company, with the approval of the Owner and the Agent, to construct, renovate and install such Applicable Project.

                  "Final Disbursement" means, with respect to each Individual Property, the final disbursement by the Trustee from the Project Fund for the Costs of the Applicable Project.

                  "Land Acquisition Disbursement" means, with respect to each Individual Property, a disbursement by the Trustee from the Project Fund for the Costs of acquiring title to, or (subject to the approval of the Agent) ground leasing, such Individual Property.

                  "Owner Indemnitees" shall have the meaning given to such term in Section 9 hereof.

                  "Project Documents" means, with respect to each Individual Property, (i) the Applicable Acquisition Agreement, (ii) the Applicable Construction Agreement, (iii) the Applicable Approvals, (iv) the Applicable Plans and Specifications and (v) any and all other documents executed by the Owner, or executed by the Company and assigned to the Owner pursuant to the Applicable Assignment Agreement, relating to the acquisition or ground leasing of such Individual Project or the design or construction of the Applicable Project.

                  "Requisition" means a standard requisition for disbursements from the Project Fund, in the form attached as Exhibit A, duly executed by Authorized Representatives of the Owner, the Company and the Agent.

         2.       Agency Relationship.

                  (a) Subject to the provisions of subsections 2(b) and 3(b) hereof, the Owner, with respect to each Individual Property, hereby irrevocably appoints the Company as the Owner's agent, with full authority in the place and stead of the Owner and in the name of the Owner or otherwise, from time to time in the Company's discretion, to (i) select the location of such Individual Property and negotiate the terms of the acquisition or ground lease thereof, and obtain the approval of the Agent with respect to any such ground lease; (ii) take any and all action which the Company may deem necessary or advisable in order to cause the Applicable Project, including the Improvements and Off-Site Improvements in connection therewith, to be planned, designed and constructed;
(iii) exercise any and all rights and remedies, take any action and give all consents, demands and notices, that the Owner is permitted or required to exercise, take or give, as applicable, under or pursuant to the Project Documents; (iv) subject to subsection 5(b) below, execute any change orders under any Applicable Construction Agreement; (v) negotiate any modification, amendment or supplement to any Project Document; (vi) cancel or terminate any Project Document and (vii) subject to the provisions of Paragraph 7 hereof, act as disbursing and paying agent on behalf of the Owner with respect to disbursements to be made from the Owner's account number 1390296501 maintained at Wachovia Bank, N.A. The Owner hereby ratifies all that the Company shall lawfully do or cause to be done pursuant to this subsection 2(a). The rights conferred on the Company hereunder shall not impose any duty or obligation upon it to exercise any such rights. The Company acknowledges that the Owner has not participated, and will not participate, in any negotiations of or with respect to the Project Documents, and that the Owner has and will have no knowledge about the appropriateness, quality or fitness for a particular purpose of any of the Individual Properties.

                  (b) Notwithstanding anything to the contrary contained in subsection 2(a), in no event shall the Company take any action or exercise any right or remedy:

                      (i) if the taking of such action or the exercise of such right or remedy would (A) cause the Owner or any Individual Property, or the use or operation thereof, to be in violation of any applicable Legal Requirements,
(B) cause the Owner to be in breach or default under any Project Document, the Indenture, the Reimbursement Agreement or any other Transaction Document, (C) result in a material decrease in the value of any Individual Property or (D) cause the Owner to incur any cost or expense (other than any cost or expense which will be paid or reimbursed by moneys from the Project Fund);

                      (ii) if the Agent or the Trustee shall be entitled to take such action or exercise such right or remedy pursuant to the Lease, the Indenture, the Reimbursement Agreement or any other Transaction Document; or

                     (iii) if any such rights or remedies have been specifically reserved to the Owner or the Agent under the Lease, the Indenture, the Reimbursement Agreement or any other Transaction Document.

         3.       Project Documents.

                  (a) The Company shall have the right to select the other parties to each of the Project Documents (each, a "Third Party") and, subject to the terms and conditions hereinafter set forth, negotiate all of the terms and provisions thereof. Any Project Document to be executed by the Company shall contain a provision whereby the Third Party (i) acknowledges that such Project

Document will be assigned by the Company to the Owner and consents to such assignment, and (ii) agrees that the responsibility, liability or obligation of the Owner under such Project Document to the Third Party (or any other Person) for any loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees and expenses) that the Third Party (or any other Person) may suffer or incur as a result of any representation, warranty, covenant or obligation to be made or performed by the Company thereunder shall be limited to the Owner's interest in the Individual Property which is the subject matter of such Project Document and that no officer, director, manager, shareholder, partner, member or other employee, agent or representative of the Owner shall have any liability or obligation thereunder to the Third Party (or any other Person). Any Project Document executed by the Owner shall contain provisions similar to those described in clause (ii) of the immediately preceding sentence.

                  (b) Upon the written request of the Company, the Owner agrees to promptly execute and deliver the Project Documents for each Individual Property and any amendments, supplements or modifications to any such Project Documents; provided, however, that change orders to the Applicable Construction Agreement may be executed by the Company in accordance with the provisions of subsections 2(a) and 5(b) hereof; and provided further, however, that the Owner shall not be obligated to execute (i) any Project Document which does not contain the provisions for the benefit of the Owner referred to in subsection 3(a) hereof or (ii) any amendment, supplement or modification of the provisions for the benefit of the Owner referred to in subsection 3(a) hereof.

         4. Exercise of Rights under Project Documents. Subject to the Agent's rights under the Reimbursement Agreement and the other Transaction Documents:

                  (a) (i) The Owner hereby agrees that except as otherwise expressly provided herein or in the Lease to the contrary, and subject to the terms of subsection 4(a)(ii) below, the Owner shall not (A) exercise any right or remedy, take any action or give any consent, demand or notice, under or pursuant to any Project Document or (B) modify, amend, supplement, cancel or terminate, or consent to any modification, amendment, supplement, cancellation or termination of, any Project Document, without first obtaining, in each instance, the Company's consent thereto.

                      (ii) Notwithstanding the terms of subsection 4(a)(i) above, the Owner may take any such action referred to in subsection 4(a)(i) above without obtaining the Company's consent thereto if (A) (1) the Company shall have withheld its consent to the taking of any such action or (2) the Owner shall have made a reasonable good faith attempt to obtain the Company's consent to the taking of any such action but shall have been unable to obtain the Company's consent thereto and (B) it shall be necessary for the Owner to take any such action (and, in the case of clause (2) above, to take such action promptly) in order (1) for the Owner or any Individual Property not to be in violation of any material applicable Legal Requirements, (2) to prevent a material decrease in the value of any Individual Property or (3) to prevent a default or event of default from occurring under the Indenture, the Lease, the Reimbursement Agreement or any other Transaction Document; it being understood and agreed, however, that the foregoing shall not impose any duty or obligation upon the Owner to take any such action. Promptly after taking any such action without the Company's consent as aforesaid, the Owner shall notify the Company in writing of the taking of such action.

                  (b) The Owner hereby agrees that (i) it shall send to the Company, promptly upon receipt, or delivery thereof by the Owner, as the case may be, each and every notice, demand, request and other document received or sent by it under or pursuant to a Project Document; and (ii) to the extent that, because the Company is not the named party in a Project Document, the Company shall be unable to perform any act that the Company is permitted to perform, take any action that the Company is permitted to take or exercise any right or remedy that the Company is permitted to exercise, pursuant to Section 2 hereof, then the Owner, at the sole cost and expense of the Company, shall promptly perform such act, take such action, or exercise such right or remedy, as the case may be, promptly after the Company shall so direct the Owner in writing; provided, however, that the performance of such act, the taking of such action or the exercise of such right or remedy shall not (A) cause the Owner or any Individual Property to be in violation of any applicable Legal Requirement, (B) result in a default or event of default under any Project Document, the Indenture, the Lease, the Reimbursement Agreement or any other Transaction Document or (C) result in a material decrease in the value of any Individual Property.

                  (c) The Company agrees that it shall (i) send to the Owner, promptly upon receipt, or delivery thereof by the Company, as the case may be, each and every notice, demand, request and other document received or sent by it under or pursuant to a Project Document and (ii) at its sole cost and expense, perform all acts, take all actions and exercise all rights and remedies to the extent that the failure to do so would result in, or could reasonably be foreseen to result in, (A) the violation of or noncompliance with any Legal Requirement applicable to any Individual Property, (B) a default or event of default under any Project Document, the Indenture, the Lease, the Reimbursement Agreement or any other Transaction Document or (C) a material decrease in the value of any Individual Property.

        5. Acquisition and Construction of the Individual Properties; Change Orders.

                  (a) Each Individual Property shall be acquired or ground leased and constructed pursuant to this Agreement and in accordance with the Project Documents relating thereto.

                  (b) (i) Except as set forth in subparagraph 5(b)(ii) below, no change order to any Applicable Construction Agreement shall be effective unless same shall be consented to by the Owner and the Agent; provided, however, that in the event the Owner shall not have granted or withheld its consent to any such change order by the time the Agent grants its consent thereto, the Owner shall be deemed to have consented to such change order upon the Agent's consent thereto. Any request by the Company for change orders shall be accompanied by such supporting documentation as the Owner and the Agent shall request including, without limitation, the cost thereof. As a condition to obtaining the requisite consents, the Company shall cause to be delivered to the Trustee the amount described in the preceding sentence, which shall be deposited in the Project Fund and disbursed as provided in the Indenture. The Agent and the Owner shall not unreasonably withhold or delay their consent to change orders if the same could not adversely affect the value of such Individual Property.

                      (ii) Notwithstanding the foregoing, neither the Owner's nor the Agent's consent shall be required for any change order unless the amount of such change order, when added to the aggregate amount of all previous change orders under the Applicable Construction Agreement, exceeds ten (10%) percent of the total estimated project cost for the Applicable Project as set forth in the budget delivered to the Owner and the Agent pursuant to subparagraph 6(d) hereof.

         6. Prerequisites to Construction. Prior to the commencement of work with respect to any Applicable Project at an Individual Property, the Company shall provide to the Owner and the Agent, and the Owner and the Agent shall have approved in their reasonable judgment (it being understood and agreed, however, that the Owner and the Agent shall be deemed to have approved any of the following items in the event that they shall not have notified the Company of any disapproval within three (3) Business Days after receipt of such item):

                  (a) a copy of the form Applicable Plans and Specifications (it being understood and agreed that the actual Applicable Plans and Specifications shall be delivered to the Owner and the Agent once they have been prepared) and all Applicable Approvals then required;

                  (b) an appraisal of such Individual Property, prepared (in accordance with FIRREA and all other regulatory requirements applicable to the Agent) and certified by an independent MAI appraiser acceptable to the Owner and the Agent, setting forth the estimated fair market value of the Individual Property (i) on and as of the Applicable Completion Date (on an "as-completed" basis in accordance with the Applicable Plans and Specifications), which shall be no less than ninety (90%) percent of the anticipated Cost for such Applicable Project and (ii) on and as of the Expiration Date;

                  (c) a certificate from an Authorized Representative of the Company stating that the Allocable Costs for such Applicable Project will not exceed the fair market value of such Individual Property as of the Final Project Completion Date, as established by the appraisals obtained in accordance with subsection 6(b) above; and

                  (d) a project budget for such Applicable Project, setting forth in detailed form the types or classifications of work to be performed and materials and supplies to be procured in connection with such Applicable Project and the budgeted cost of each such item of work and materials and supplies.

         7.       Disbursements from Project Fund.

                  (a) Generally. Subject to the provisions below, disbursements from the Project Fund shall be made to reimburse the Company or the Owner for Costs of the Projects incurred prior to the date hereof and to pay certain Costs of the Projects hereafter incurred; provided, however, that in no event shall any funds be disbursed from the Project Fund for or in respect of the cost of acquiring any Equipment, it being understood and agreed that all Equipment shall be acquired by the Company with or out of the Company's own funds. Any disbursements from the Project Fund for the payment of the Costs of the Projects shall be made by the Trustee only upon the submission to the Trustee of a Requisition on the form thereof annexed hereto as Exhibit A executed by Authorized Representatives of the Company, the Owner and the Agent.

                  (b) Equity Investment Account. In connection with the submission of any Requisition hereunder, the Company shall determine whether the amounts previously deposited in the Equity Investment Account within the Project Fund will be in the Company's opinion sufficient to cover three percent (3%) of the aggregate amount of Project Costs incurred or to be incurred by the Company on or prior to the anticipated date of the Requisition next succeeding the Requisition in respect of which such determination is being made and, if such amounts are insufficient, the amount of such insufficiency (the "Anticipated Equity Shortfall"). The Company shall notify the Owner of the Anticipated Equity Shortfall (which notification may be made by means of a Requisition) and the Owner shall cause its manager to notify and direct the Preferred Member (as defined in the Operating Agreement) to make a Preferred Member Contribution (as defined in the Operating Agreement) in an amount equal to such Anticipated Equity Shortfall in accordance with the terms of the Operating Agreement.

                  (c) Land Acquisition Disbursements. Each Requisition for a Land Acquisition Disbursement from the Project Fund shall be accompanied by the following items for the Individual Property with respect to which such Land Acquisition Disbursement is requested:

                      (i) a lender's title insurance binder issued by the Title Company, in form and substance satisfactory to the Owner and the Agent, and in an amount not less than the cost of such Individual Property, insuring that the Applicable Mortgage is a valid first lien on such Individual Property subject only to Permitted Encumbrances, together with proof of full payment of all fees, charges and premiums therefor;

                      (ii) a current ALTA-ACSM location and boundary survey of such Individual Property showing the dimensions and locations of all improvements located thereon and showing such Individual Property to be free of encroachments, overlaps and other survey defects, other than Permitted Encumbrances, all prepared and sealed by a licensed surveyor satisfactory to the Owner, the Agent and the Title Company and certified to the Title Company, the Owner, the Agent, and counsel to each of them;

                      (iii) a current Phase I environmental report for such Individual Property, prepared by an environmental firm acceptable to the Owner and the Agent, satisfying the minimum standards set forth in ASTME 1527-94 (and, if recommended in or indicated by the Phase I environmental report, a Phase II environmental report, soil tests or other environmental reports or tests);

                      (iv) an affidavit of title in the customary form from the Owner;

                      (v) evidence of insurance as required by the Lease, together with proof of full payment of the first year's premiums;

                      (vi) a certification from an Authorized Representative of the Company stating that all water, sewer and other utilities are available to service the operation of such Individual Property; and

                     (vii) a certificate from an Authorized Representative of the Company stating that (A) the representations and warranties of the Company set forth in the Lease are true, correct and complete as of the date of the certificate except for changes in the ordinary course of business, none of which either alone or in conjunction with other changes materially adversely affects the Company, its business, or its ability to perform any of its obligations hereunder, under the Lease or under the other Transaction Documents to which it is a party; and (B) no Default or Event of Default exists under this Agreement or under the Lease.

                  (d)  Construction   Disbursements.   Each  Requisition  for  a
Construction Disbursement from the Project Fund shall be accompanied by the following items for the Individual Property with respect to which such Construction Disbursement is requested:

                      (i) a certificate from an Authorized Representative of the Company stating that (A) the representations and warranties of the Company set forth in the Lease are true, correct and complete as of the date of the certificate except for changes in the ordinary course of business, none of which either alone or in conjunction with other changes materially adversely affects the Company, its business, or its ability to perform any of its obligations hereunder, under the Lease or under the other Transaction Documents to which it is a party; (B) no Default or Event of Default exists under this Agreement or under the Lease; (C) all Applicable Approvals then required in connection with the work or services for which payment or reimbursement is requested have been obtained and remain in full force and effect; (D) no written notice of any Lien, right to Lien or attachment upon, or claim affecting the right to receive payment of, any of the moneys payable under the Requisition has been received, or if received, the Lien has been released or discharged or will be released or discharged upon payment of the Requisition under arrangements satisfactory to the Owner and the Agent; and (E) the Company knows of no reason why a final certificate of occupancy will not be issued;

                      (ii) a certificate from an Authorized Representative of the Company (A) as to the in-place value of the completed construction portion of the Improvements and the Off-Site Improvements drawn in accordance with the budget attached to the Applicable Construction Agreement and indicating the amount and percentage of work completed by trade, (B) stating that the Improvements and Off-Site Improvements are being completed in accordance with the Applicable Plans and Specifications, and (C) stating that the required percentage of retainage with respect to this and all prior Requisitions is in accordance with the Applicable Construction Agreement;

                      (iii) [Intentionally Omitted];

                      (iv) a certificate from an Authorized Representative of the Company stating that (A) the Company has obtained all Applicable Approvals then required in connection with the construction of the Improvements and the Off-Site Improvements at such Individual Property and (B) there is no fact, circumstance or reason known to the Company, after due inquiry described in the certificate, why, if the Improvements and the Off-Site Improvements are constructed in accordance with the Applicable Plans and Specifications, (1) the Improvements would not be entitled to a certificate of occupancy (or its equivalent), (2) the Improvements would not be permitted to be occupied, operated or used for their intended purpose and (3) all Applicable Approvals thereafter required from Governmental Authorities would not be issued in the normal course;

                      (v) evidence of the  performance  bonds and other  similar
assurances   required  to  be  provided  at  such  time  under  the   Applicable
Construction Agreement;

                      (vi) evidence of all Applicable Approvals then required to commence construction of the Improvements and the Off-Site Improvements for which payment is requested;

                     (vii) [Intentionally Omitted];

                      (viii) the Company's or the Contractors' affidavits (AIA Form G702) satisfactory to the Owner and the Agent as to the status of construction and the application of the moneys disbursed; and

                  (ix) any additional documents, surveys, financing statements, affidavits or certificates of the Company, any Contractor or any other Person as the Owner or the Agent in their discretion may reasonably require.

                  (e) Final Disbursements. Each Requisition for a Final Disbursement from the Project Fund shall be accompanied by the following items for the Individual Property with respect to which such Final Disbursement is requested:

                      (i) a final certificate of occupancy for the Improvements on such Individual Property, together with any other evidence that all work has been approved and inspected by all Governmental Authorities having jurisdiction;

                      (ii) a final completion "as-built" survey of such Individual Property showing the dimensions of the plot and the dimensions and location of the Improvements, parking spaces, easements, if any, streets on which such Individual Property fronts, and distance to and name of nearest intersecting streets, prepared and sealed by the licensed surveyor referred to in subsection 7(c)(ii) or any other licensed surveyor satisfactory to the Agent, which survey shall be certified to the Owner, the Agent, the Title Company and counsel to each of them;

                      (iii) a title insurance policy issued by the Title Company insuring that the Applicable Mortgage is a first lien on such Individual Property, subject only to Permitted Encumbrances, securing an amount equal to the aggregate principal amount disbursed from the Project Fund for or with respect to such Individual Property;

                      (iv) "as built" Applicable Plans and Specifications, certified by the architect for the Applicable Project, together with a certificate from such architect stating that the Improvements and Off-Site Improvements have been constructed in accordance with the Applicable Plans and Specifications and all Legal Requirements;

                      (v) a certificate from the appraiser who prepared the appraisal submitted pursuant to subparagraph 6(b) hereof, dated as of the Applicable Completion Date and addressed to the Owner and the Agent, which confirms the conclusions reached in such appraisal with respect to the fair market value of such Individual Property on and as of the Applicable Completion Date and on and as of the Expiration Date.

                      (vi) a certificate signed by an Authorized Representative of the Company confirmed by the Agent stating that, as of the Applicable Completion Date, except for amounts retained by the Trustee at the Company's direction for any Cost of the Projects not then due and payable or if due and payable not then paid, (A) the Applicable Project has been completed, and (B) all labor, services, materials and supplies used in the Applicable Project have been paid for.

         8. Limitation on Liability of Owner.

                  (a) Anything in this Agreement to the contrary notwithstanding, the liability of the Owner to the Company in the performance by the Owner of its obligations under this Agreement and for any default by the Owner hereunder shall be limited to the interest of the Owner in the Leased Property, and the Company agrees to look solely to the Owner's interest in the Leased Property for the recovery of any judgment against the Owner arising from the Owner's breach of this Agreement, any Project Document, the Indenture, the Lease, the Reimbursement Agreement or any other Transaction Document. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any present, past or future officer, director, manager, shareholder, partner, agent or employee of the Owner in his or her individual capacity, and neither the officers, directors, managers, shareholders, partners, agents or employees of the Owner nor any person executing this Agreement for or on behalf of the Owner shall be liable personally on this Agreement or be subject to any personal liability or accountability by reason of any transaction or activity related hereto, except for such party's gross negligence or willful misconduct.

                  (b) The Owner shall have no responsibility to the Company or any other Person for the completion of any Applicable Project, including the Improvements or the Off-Site Improvements at or with respect to any Individual Property or the acquisition and installation of any equipment in connection therewith, and the Company agrees not to assert any claim against or institute an action against the Owner if for any reason the same are not completed, acquired or installed in accordance with the Project Documents.

         9. Indemnification. The Company hereby agrees to and hereby does indemnify, defend and hold harmless the Owner and its officers, directors, shareholders, managers, partners, members, agents, attorneys and employees (collectively, the "Owner Indemnitees") from and against (i) any loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by the Owner Indemnitees, or any of them, arising from, or out of, any action taken or failed to be taken by the Company or its officers, directors, agents and employees under or relating to this Agreement, any Project Document, any Applicable Assignment Agreement, the Indenture, the Lease, the Reimbursement Agreement or any other Transaction Document, including without limitation the breach by the Company of the representations, warranties, covenants or obligations of the Company in any Project Document and any Applicable Assignment Agreement, and (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the successful enforcement of this Section, except to the extent that the Owner Indemnitees have incurred or suffered such loss, cost, damage, expense, actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses by reason of their gross negligence or willful misconduct. The provisions of this Section 9 shall survive the termination or earlier expiration of this Agreement, the Lease, the Indenture or the Reimbursement Agreement.

         10. Notices. All notices required or permitted to be sent under this Agreement shall comply with the "Notices" provision of the Lease.

         11. Further Assurances and Corrective Instruments. The Owner and the Company agree that they will, if necessary, execute, acknowledge and deliver, such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intention of this Agreement.

         12. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Agreement shall be valid and enforced to the fullest extent permitted by Legal Requirements.

         13. Interpretation.

                  (a) Whenever in this Agreement any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

                  (b) Words of any gender used in this Agreement shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the context requires.

                  (c) This Agreement shall not be strictly construed either against the Owner or the Company, regardless of whether any provision thereof has been drafted by the Owner or the Company (or their respective attorneys).

                  (d) The headings and captions contained in this Agreement are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Agreement.

                  (e) The covenants and agreements herein contained shall, subject to the provisions of this Agreement, bind and inure to the benefit of the Owner, its successors and assigns, and the Company, its successors and permitted assigns except as otherwise provided herein.

                  (f) This Agreement has been executed and delivered in the State of New York and shall be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the internal laws of any Applicable State shall mandatorily govern matters relating to real property located in such Applicable State.

                  (g) The Owner has made no representations or promises with respect to the Leased Property or any part thereof, except as expressly contained herein or in any other Transaction Document.

         14. Recording. This Agreement shall not be recorded, except that upon the request of either party, the parties shall execute a short form memorandum of this Agreement in recordable form. Such memorandum may be recorded in the appropriate land records of any Applicable State and the Party desiring such recordation shall pay all recording fees. Upon the expiration or earlier termination of this Agreement, the Company shall execute and deliver to the Owner, in recordable form, an instrument which terminates of record any memorandum of this Agreement. The Company hereby appoints the Owner its attorney-in-fact to execute such instrument on the Company's behalf. The provisions of this Section 14 shall survive the expiration or sooner termination of this Agreement.

         15. Owner, Agent and Company Representatives. Whenever under the provisions of this Agreement the approval of the Owner, the Agent or the Company is required or the Owner, the Agent or the Company is required to take some action at the request of the other, such approval of such request shall be given for the Owner, by an Authorized Representative of the Owner, for the Agent by an Authorized Representative of the Agent, and for the Company, by an Authorized Representative of the Company. The Owner, the Agent and the Company, as the case may be, shall be authorized to rely upon any such approval or request.

         16. Binding; Counterparts. This Agreement shall be binding upon the parties hereto only when duly executed on behalf of both the Company and the Owner together; provided, however, that each set of counterparts taken together shall constitute an original.

         17. Time is of the Essence. Time is of the essence with respect to this Agreement and no covenant or obligation hereunder to be performed by the Company may be waived except by the written consent of the Owner and the Agent and waiver of any such covenant or obligation or a forbearance to invoke any remedy on any occasion shall not constitute or be treated as a waiver of such covenant or obligation or any other covenant or obligation as to any other occasion and shall not preclude the Owner from invoking such remedy at any later time prior to the Company's cure of the condition giving rise to such remedy. Each of the Owner's rights hereunder is cumulative to its other rights hereunder and not alternative thereto.

         18. Receipt of Agreement. The Parties hereto each acknowledge receipt of a signed, true and exact copy of this Agreement.

         19. Unavoidable Delay. If either Party shall be delayed or prevented from the performance of any act required by this Agreement by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, or where the Company is barred or prevented, directly or indirectly, from proceeding with the development otherwise permitted by a legal action instituted by any Applicable State agency, political subdivision or other party to protect the public health and welfare or by a directive or Order issued by any Applicable State agency, political subdivision or Court of competent jurisdiction to protect the public health or welfare, acts of war or other cause without fault and beyond the reasonable control of the Party obligated, performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

         20. Relation of Parties. Nothing in this Agreement shall be construed to make the Parties hereto partner or joint venturers or, except as otherwise expressly set forth herein, to render either party hereto liable for any obligation of the other.

         21. Entireties; Modifications.

                  (a) Except for the Transaction Documents, this Agreement constitutes the entire agreement of the Parties hereto with respect to its subject matter, and all prior agreements with respect thereto are merged herein.

                  (b) Any attempt hereafter made to change, modify, waive, discharge or effect an abandonment of this Agreement in whole or in part shall be void and ineffective unless in writing and signed by the Party against whom enforcement of the change, modification, waiver, discharge or abandonment is sought.

         22. Survival of Indemnification and Other Obligations. Regardless of whether explicitly stated in any other provision of this Agreement, any obligation of the Company to indemnify the Owner, the Owner Indemnitees, the Trustee, the Agent or any other Person shall constitute Supplemental Rent under the Lease, the payment of which shall survive the expiration or earlier termination of this Agreement and the Lease.

         23. Date for Identification Purposes. This Agreement has been dated November 20, 1997 as a matter of convenience of reference only. This Agreement shall not be effective and binding upon the Parties until the actual execution and delivery hereof by the Owner and the Company.

         24.  Negotiation of this  Agreement.  This Agreement has been willingly
entered  into  by  sophisticated   commercial   parties,   each  represented  by
independent legal counsel.

         25. Consent to Jurisdiction.

                  (a) The Company hereby irrevocably agrees that any legal action or proceeding arising out of, relating to or based upon this Agreement, any Project Document, any Applicable Assignment Agreement, the Indenture, the Lease, the Reimbursement Agreement or any other Transaction Document may be brought in the Courts of the State of New York or in the United States District Court for the Southern District of New York, as the Owner may elect. By the execution and delivery of this Agreement, the Company hereby irrevocably accepts, consents and submits generally and unconditionally, for itself and with respect to its properties, to the jurisdiction of any such Court in any such action or proceeding to adjudicate any issues arising out of or related to this Agreement, any Project Document, any Applicable Assignment Agreement, the Indenture, the Lease, the Reimbursement Agreement or any other Transaction Document and the enforcement of their respective terms. In the case of any such action or proceeding brought in the Courts of the State of New York or in the United States District Court for the Southern District of New York, the Company hereby waives any defense it might have based on lack of subject matter jurisdiction, lack of personal jurisdiction, improper venue, or forum non conveniens and, in connection with or based upon any action or proceeding initiated by the Company, any defense to a counterclaim or cross-claim based upon the doctrine of lis alibi pendens.

                  (b) The Company hereby irrevocably designates, appoints and empowers CT Corporation or its successor as its authorized agent (the "Service of Process Agent") to accept and receive, for and on behalf of the Company and its property, service of process in the State of New York on behalf of the Company, when and as such legal actions or proceedings may be brought in the Courts of the State of New York or of the United States District Court for the Southern District of New York. Service of process out of any of the aforementioned Courts upon the Company may be effected by the mailing of copies thereof by regular mail and the mailing of copies thereof by certified mail, return receipt requested or by a reputable overnight courier to CT Corporation or such other address as the Service of Process Agent may designate in writing to the Owner, such service to become effective upon the earlier of delivery thereof to the Service of Process Agent as verified by the return receipt or the courier or such other date provided by applicable rules governing the Courts of the State of New York, the federal rules of civil procedure or other applicable law. It is understood that a copy of said process served on the Service of Process Agent is to be promptly forwarded by the Service of Process Agent to the Company at its address set forth herein, but the failure of the Service of

Process Agent to forward to the Company or of the Company to receive such copy shall not affect in any way the effectiveness of service of said process on the Service of Process Agent as the agent of the Company as described herein. In addition, the Company irrevocably consents to the service of process out of any of the aforementioned Courts in any such action or proceeding by the mailing of copies thereof by a reputable overnight courier to the Company at its address set forth herein or such other address as the Company may designate in writing to the Owner, such service to become effective upon the earlier of delivery thereof to the Company as verified by the courier or such other date provided by applicable rules of court or other applicable law. Concurrently herewith, the Company is executing and delivering to the Service of Process Agent (i) an agreement entitled "appointment of agent - prepaid," thereby appointing the Service of Process Agent as the Company's agent and (ii) a check payable to the order of the Service of Process Agent in the required amount representing payment in full of the Service of Process Agent's fee for serving as agent for the entire Term of the Lease. The Company further agrees that it will not remove the Service of Process Agent as agent, and any attempt to do so shall be void and of no force and effect.

         (c) Nothing herein contained shall affect the right of (i) the Owner to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or to serve process in any other manner permitted by applicable law or (ii) the Company to commence legal proceedings or otherwise proceed against the Owner in any other jurisdiction or to serve process in any other manner permitted by applicable law.

         26. Waiver of Trial By Jury. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES, AND THE OWNER IN ACCEPTING THIS AGREEMENT HEREBY WAIVES, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF, RELATING TO OR BASED UPON THIS AGREEMENT, ANY PROJECT DOCUMENT, ANY APPLICABLE ASSIGNMENT AGREEMENT, THE INDENTURE, THE LEASE, THE REIMBURSEMENT AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. The Owner or the Company may file an original counterpart or a copy of this Section 26 with any Court as written evidence of the consent of the Owner and the Company to the waiver of their right to trial by jury.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth on the first page hereof.



WITNESS:                                         OWNER:

                                                 MOVIEPLEX REALTY LEASING,
                                                 L.L.C.

                                                    By:  RANDOLPH, HUDSON & CO.,
                                                         INC., Manager



/s/Susan Forsyth                                    By:  /s/Roger J. Burns
----------------                                         ------------------
Susan Forsyth                                     Name:  Roger J. Burns
Assistant Secretary                              Title:  Vice President

                                                 COMPANY:

ATTEST:                                          CARMIKE CINEMAS, INC.



/s/Larry M. Adams                                   By:  /s/John O. Barwick III
-----------------                                        ----------------------
Larry M. Adams                                   Name:   John O. Barwick III
Secretary                                       Title:   Vice President